Exhibit 3.229

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HCA MONTGOMERY REGIONAL HOSPITAL, INC.

ONE

The name of the corporation is HCA Montgomery Regional Hospital, Inc.

TWO

The amendment adopted is to change the name of the corporation by deleting Article One and substituting in lieu thereof the following:

The name of the corporation is Montgomery Regional Hospital, Inc.

THREE

The foregoing amendment was adopted on November 18, 1987.

FOUR

The amendment was adopted by the unanimous written consent of the Board of Directors and Shareholder.

FIVE

This amendment shall be effective as of the date it is filed with the Secretary of State.

The undersigned secretary of the corporation declares that the facts herein stated are true as of November 18, 1987.

MONTGOMERY REGIONAL HOSPITAL, INC.

By:
Charles R. Gaston, Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

RICHMOND, December 10, 1987

The accompanying articles having been delivered to the State Corporation Commission on behalf of

MONTGOMERY REGIONAL HOSPITAL, INC. (formerly HCA MONTGOMERY REGIONAL HOSPITAL, INC.)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective December 10, 1987.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, Montgomery County.

STATE CORPORATION COMMISSION

By
Commissioner

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MONTGOMERY COUNTY HOSPITAL, INC.

1) That on the 19th day of August, 1986, in a regularly scheduled meeting, the Board of Trustees of this Corporation found that the following proposed amendment of its Articles of Incorporation was in the best interest of the Corporation and enacted the following Resolution unanimously at said meeting:

RESOLVED, That, in the judgment of the Board of Trustees of this Corporation, it is deemed advisable to amend the Articles of Incorporation so that Article 1 will read as follows:

“The name of the corporation is HCA Montgomery Regional Hospital, Inc.”

2) That the current name of this Corporation is Montgomery County Hospital, Inc.

3) That the date of adoption of the above stated amendment as of the 19th day of August, 1986.

4) Stockholder action is not required on the adoption of this amendment, as no shares of stock in said Corporation have ever been issued and there are not stockholders. The parent Corporation of Montgomery County Hospital, Inc. is Hospital Corporation of America.

Executed in the name of the Corporation by its Chairman of the Board of Trustees and attested by the Assistant Administrator of said Corporation, on this the 21st day of August, 1986.

CHAIRMAN, BOARD OF TRUSTEES

ATTEST:

ASSISTANT ADMINISTRATOR

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COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

RICHMOND, August 27, 1986

The accompanying articles having been delivered to the State Corporation Commission on behalf of

HCA Montgomery Regional Hospital, Inc. (formerly MONTGOMERY COUNTY HOSPITAL, INC.)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective August 27, 1986 .

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, Montgomery County.

STATE CORPORATION COMMISSION

By
Commissioner

MONTGOMERY COUNTY HOSPITAL, INC.

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Pursuant to the provisions of the Code of Virginia, the Corporation adopts the following Articles of Amendment to the Articles of Incorporation of Montgomery County, Hospital, Inc.:

1. Item III. NUMBER OF SHARES shall be changed to read as follows:

“The aggregate number of shares which the Corporation shall have authority to issue and the par value of each share are as follows:

CLASS AND SHARES	NUMBER OF SHARES	PAR VALUE PER SHARE
Common	10,000	$1.00

The shareholders of the Corporation shall not have preemptive rights to acquire additional shares of the Corporation.”

2. The Amendment was found to be in the best interests of the Corporation by the Board of Directors and approved for recommendation to the shareholder at n meeting of the Board of Directors on March 28, 1980.

3. The Amendment was duly adopted by the sole shareholder of the Corporation at a special meeting called for that purpose on March 28, 1980. DATED: April 3, 1980.

MONTGOMERY COUNTY HOSPITAL, INC.

By:
THOMAS F. FRIST, JR., PRESIDENT

ATTEST:

JOHN W. WADE, JR., ASSISTANT SECRETARY

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND,

April 30, 1980

The accompanying articles having been delivered to the State Corporation Commission on behalf of

Montgomery County Hospital, Inc. and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is ORDERED that this CERTIFICATE OF AMENDMENT be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the Circuit Court of Montgomery County

STATE CORPORATION COMMISSION

By
Commissioner

VIRGINIA:

In the Clerk’s Office of the Circuit Court of Montgomery County

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 7th day of May, 1980 and is now returned to the State Corporation Commission by certified mail.

JOHN B. MYERS, JR.
Clerk
BY	, D.C.

ARTICLES OF INCORPORATION

OF

MONTGOMERY COUNTY HOSPITAL, INC.

We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia, and to that end, set forth the following:

I.	NAME

The name of the corporation shall be Montgomery County Hospital, Inc.

II.	PURPOSES

The purpose, or purposes, for which the corporation is organized are:

1. To purchase, lease, or otherwise acquire, to operate, and to sell, lease or otherwise dispose of hospitals, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment and supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; and

2. To purchase or otherwise acquire, to hold and to sell or otherwise dispose of the stocks, bonds and other securities of any corporation, foreign or domestic; to exercise all powers and any or all rights and privileges of individual ownership or interest in respect to any and all such securities; to manage and to aid in any manner, by loan, guarantee, or otherwise, any corporation or corporations of which any securities are held by the corporation; and to do any and all acts or things necessary, expedient or calculated to protect, preserve or enhance the value of any such securities, and to have all the powers and purposes of similar corporations, which are not in conflict with the laws of this Commonwealth.

III.	NUMBER OF SHARES

The aggregate number of shares which the corporation shall have authority to issue and the par value of each share are as follows:

CLASS AND SHARES	NUMBER OF SHARES	PAR VALUE PER SHARE
Common	5,000,000	$1.00

The shareholders of the corporation shall not have pre-emptive rights to acquire additional shares of the corporation.

IV.	REGISTERED OFFICE AND REGISTERED AGENT

The post office address of the initial registered office is Box 389, Courthouse Square, Christiansburg, Virginia. The name of the County in which the initial registered office is located is Montgomery County, Virginia. The name of its registered agent is Kenneth I. Devore, who is a resident of Virginia, an incorporating director of the corporation, and a member of the Virginia State Bar, and whose business office address is Box 389, Courthouse Square, Christiansburg, Virginia.

V.	DIRECTORS

The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as the initial directors are:

NAME	ADDRESS
Robert P. Brueck	242 25th Avenue, North Nashville, Tennessee

Thomas F. Frist, Jr.	242 25th Avenue, North Nashville, Tennessee

Kenneth I. Devore	Route 2 Christiansburg, Virginia

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Given under our hands this 22 day of July, 1970.

Robert P. Brueck

Thomas F. Frist, Jr.

Kenneth I. Devore

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